                                                                      Exhibit 99


                                                         MACATAWA BANK
                                                         CORPORATION

                                                            10753 Macatawa Drive
                                                            Holland, MI 49424


NEWS RELEASE
NASDAQ NATIONAL MARKET:  MCBC
FOR RELEASE:             Immediate
DATE:                    July 17, 2006
Contact:                 Jon Swets, CFO
                         616.494.7645


HOLLAND, MICHIGAN - MACATAWA BANK CORPORATION REPORTS RECORD SECOND QUARTER EARNINGS

Macatawa Bank Corporation today announced net income for the second quarter of 2006. Net income for the quarter was a record $5.76 million, or a 9% increase over second quarter 2005 net income of $5.26 million. Diluted earnings per share totaled $0.35 for the quarter compared to $0.32 for the second quarter of 2005. The results for the second quarter represent a 1.18% ROA and a 15.53% ROE. Net income for the first six months of 2006 increased 12% and totaled $10.98 million, or $0.66 per diluted share, as compared to net income of $9.80 million, or $0.60 per diluted share, for the six months ended June 30, 2005.

"Outstanding growth rates and credit quality led the way to yet another solid quarter of earnings," said Ben Smith, Chairman and CEO. Total loans increased $63 million during the second quarter, 16% on an annualized basis. Core deposits were up $35 million, 11% on an annualized basis and up from the 9% growth rate of the first quarter. "Our continued robust growth rates are a direct result of Macatawa's commitment to providing outstanding customer service," added Mr. Smith.

In addition to growth for the quarter, asset quality remained strong. "Net loan charge-offs for the quarter were very low, reflecting the success of our disciplined approach to lending" stated Mr. Smith. Annualized net charge-offs were only 0.01% of average loans for the quarter, down from 0.18% for the second quarter of 2005.

Second quarter net interest income totaled $17.0 million, an increase of $1.5 million or 10%, as compared to the second quarter of 2005. The improvement in net interest income was driven primarily by an increase in average earning assets. Average earning assets grew by 11% or $185.3 million from $1.63 billion for the second quarter of 2005 to $1.82 billion for the second quarter of 2006. The net interest margin was 3.74% for the quarter, down four basis points from 3.78% for the first quarter of 2006 and eight basis points from 3.82% for the second quarter of 2005. The net interest margin has moved within a narrow range consistent with the Company's balanced sensitivity to interest rate changes.

Non-interest income was $3.6 million for the second quarter of 2006, an increase of $436,000 or 14% from the first quarter of 2006, and $260,000 over the second quarter of 2005. Non-interest income for the prior year quarter included a $200,000 gain on the sale of other real estate (ORE). When excluding the impact of this gain, non-interest income was up over 14% when compared to the prior year. Increases in revenue from trust, deposit and other financial services more than offset a slight decline in gains on the sale of mortgage loans.

Non-interest expense increased to $11.3 million for the quarter as compared to $10.0 million for the second quarter of 2005. Salaries and benefits increased by $865,000 representing the majority of the increase. The increase in salaries and benefits included $188,000 in stock option compensation expense related to the adoption of FAS 123, Revised beginning January 1, 2006. The remainder of the increase was related to staff hires for new branch locations and additional staffing in each line of business and in support departments consistent with growth of the Bank. All remaining categories, including occupancy, furniture and equipment and other expense, also increased moderately during the quarter consistent with growth of the Bank.

The provision for loan losses was $800,000 for the quarter, down from $1.1 million for the second quarter of 2005. The significant decline in net charge-offs more than offset the impact of greater loan growth for the quarter, resulting in the decline in the provision for loan losses. Non-performing assets to total assets remained relatively stable and were 0.38% at June 30, 2006 compared to 0.36% at March 31, 2006 and 0.31% at June 30, 2005. The allowance for loan losses represents 1.34% of total loans at June 30, 2006.

Total assets increased $200.7 million from June 30, 2005 to $1.98 billion at June 30, 2006. Over the same twelve month period, total loans increased $183.5 million to $1.65 billion and total deposits increased $235.5 million to $1.57 billion at June 30, 2006. The Company remained well-capitalized at June 30, 2006, with a total risk-based capital ratio of 10.85%. During the quarter the Company purchased property on the Southeast side of Grand Rapids where it expects to open a branch by year end. In May, the Company opened a second branch in Jenison. "In addition to our new locations, we continue to improve and add to our existing deposit programs to expand existing relationships and open doors to new ones. We are excited about these accomplishments and look forward to the benefits they will provide," concluded Mr. Smith.

CONFERENCE CALL

Macatawa Bank Corporation will hold its quarterly earnings conference call on Tuesday, July 18, 2006, at 10:00 A.M. Persons who wish to access the call may do so via the Internet by visiting www.macatawabank.com and clicking on the webcast link in the Investor Information section. It may also be accessed by logging on to www.streetevents.com. A replay of the call will be available for 30 days following the call.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank and Macatawa Investment Services. Through its subsidiaries, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 24 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services, and pricing. These statements include, among others, statements related to future growth and funding sources, future profitability levels, the effects on earnings of changes in interest rates and the future level of other revenue sources. Annualized growth rates are not intended to imply future growth at those rates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission."

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)

                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                               JUNE 30                 JUNE 30
                                                        --------------------      --------------------
EARNINGS SUMMARY                                          2006        2005         2006         2005
                                                        -------      -------      -------      -------
Total interest income                                   $32,896      $25,357      $63,137      $48,556
Total interest expense                                   15,921        9,870       29,848       18,225
                                                        -------      -------      -------      -------
  Net interest income                                    16,975       15,487       33,289       30,331
Provision for loan loss                                     800        1,125        1,500        2,025
                                                        -------      -------      -------      -------
  Net interest income after provision for loan loss      16,175       14,362       31,789       28,306

NON-INTEREST INCOME
Deposit service charges                                   1,300        1,155        2,386        1,879
Gain on sale of loans                                       511          536          923        1,094
Trust fees                                                  796          716        1,622        1,432
Other                                                     1,022          962        1,892        1,637
                                                        -------      -------      -------      -------
  Total non-interest income                               3,629        3,369        6,823        6,042

NON-INTEREST EXPENSE
Salaries and benefits                                     6,293        5,430       12,330       10,834
Occupancy                                                   835          749        1,720        1,590
Furniture and equipment                                     774          720        1,572        1,423
Other                                                     3,431        3,063        6,796        6,076
                                                        -------      -------      -------      -------
  Total non-interest expense                             11,333        9,962       22,418       19,923
                                                        -------      -------      -------      -------
Income before income tax                                  8,471        7,769       16,194       14,425
Federal income tax expense                                2,715        2,507        5,217        4,628
                                                        -------      -------      -------      -------

  Net income                                            $ 5,756      $ 5,262      $10,977      $ 9,797
                                                        =======      =======      =======      =======

Basic earnings per share                                $  0.36      $  0.33      $  0.68      $  0.61
Diluted earnings per share                              $  0.35      $  0.32      $  0.66      $  0.60
Return on average assets                                   1.18%        1.20%        1.15%        1.13%
Return on average equity                                  15.53%       15.71%       14.94%       14.73%
Net interest margin                                        3.74%        3.82%        3.76%        3.83%
Efficiency ratio                                          55.00%       52.83%       55.89%       54.77%


BALANCE SHEET DATA                              JUNE 30        JUNE 30       DECEMBER 31
ASSETS                                            2006           2005           2005
                                               ----------     ----------     ----------
Cash and due from banks                        $   43,346     $   37,657     $   49,101
Securities available for sale                     165,964        161,243        156,696
Securities held to maturity                         2,715          2,481          3,907
Federal Home Loan Bank Stock                       13,910         13,910         13,910
Loans held for sale                                 2,346          3,243          2,331
Total loans                                     1,653,035      1,469,493      1,547,879
Less allowance for loan loss                       22,145         20,010         20,992
                                               ----------     ----------     ----------
  Net loans                                     1,630,890      1,449,483      1,526,887
                                               ----------     ----------     ----------
Premises and equipment, net                        56,569         47,602         53,028
Acquisition intangibles                            25,663         26,055         25,856
Bank-owned life insurance                          21,279         20,490         20,814
Other assets                                       18,636         18,451         17,460
                                               ----------     ----------     ----------

TOTAL ASSETS                                   $1,981,318     $1,780,615     $1,869,990
                                               ==========     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                   $  174,516     $  169,189     $  188,762
Interest-bearing deposits                       1,398,585      1,168,452      1,319,010
                                               ----------     ----------     ----------
  Total deposits                                1,573,101      1,337,641      1,507,772
Federal funds purchased                            25,701         42,565         25,809
FHLB advances                                     187,722        215,564        145,161
Other borrowings                                   41,238         41,238         41,238
Other liabilities                                   5,657          7,639          8,266
                                               ----------     ----------     ----------
TOTAL LIABILITIES                               1,833,419      1,644,647      1,728,246

Shareholders' equity                              147,899        135,968        141,744
                                               ----------     ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $1,981,318     $1,780,615     $1,869,990
                                               ==========     ==========     ==========

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

                                                             QUARTERLY                                            YEAR TO DATE
                                ----------------------------------------------------------------------    --------------------------
                                  2ND QTR         1ST QTR        4TH QTR       3RD QTR         2ND QTR
                                   2006            2006           2005          2005            2005         2006           2005
                                -----------    -----------    -----------   -----------    -----------    -----------   -----------
EARNINGS SUMMARY
Net interest income             $    16,975    $    16,314    $    16,401   $    16,105    $    15,487    $    33,289   $    30,331
Provision for loan loss                 800            700            795           855          1,125          1,500         2,025
Total non-interest income             3,629          3,194          3,314         3,649          3,369          6,823         6,042
Total non-interest expense           11,333         11,085         10,813        10,688          9,962         22,418        19,923
Income taxes                          2,715          2,501          2,565         2,661          2,507          5,217         4,628
Net income                      $     5,756    $     5,222    $     5,542   $     5,550    $     5,262    $    10,977   $     9,797

Basic earnings per share        $      0.36    $      0.32    $      0.34   $      0.35    $      0.33    $      0.68   $      0.61
Diluted earnings per share      $      0.35    $      0.32    $      0.34   $      0.34    $      0.32    $      0.66   $      0.60


MARKET DATA
Book value per share            $      9.13    $      8.97    $      8.80   $      8.66    $      8.47    $      9.13   $      8.47
Market value per share          $     23.39    $     24.07    $     23.10   $     21.72    $     22.03    $     23.39   $     22.03
Average basic common shares      16,200,172     16,164,946     16,100,083    16,076,699     16,051,168     16,181,716    16,032,349
Average diluted common shares    16,542,131     16,568,345     16,520,970    16,507,189     16,455,403     16,562,618    16,429,827
Period end common shares         16,205,196     16,188,015     16,109,087    16,091,173     16,056,503     16,205,196    16,056,503


PERFORMANCE RATIOS
Return on average assets               1.18%          1.11%          1.20%         1.21%          1.20%          1.15%         1.13%
Return on average equity              15.53%         14.34%         15.69%        16.02%         15.71%         14.94%        14.73%
Net interest margin (FTE)              3.74%          3.78%          3.82%         3.76%          3.82%          3.76%         3.83%
Efficiency ratio                      55.00%         56.82%         54.85%        54.11%         52.83%         55.89%        54.77%


ASSET QUALITY
Net charge-offs                 $        46    $       300    $       329   $       339    $       649    $       346   $     1,266
Nonperforming loans             $     5,781    $     5,545    $     4,204   $     3,565    $     3,385    $     5,781   $     3,385
Other real estate and
 repossessed assets             $     1,725    $     1,401    $       692   $     1,632    $     2,155    $     1,725   $     2,155
Nonperforming loans to
 total loans                           0.35%          0.35%          0.27%         0.24%          0.23%          0.35%         0.23%
Nonperforming assets to
 total assets                          0.38%          0.36%          0.26%         0.28%          0.31%          0.38%         0.31%
Net charge-offs to average
 loans (annualized)                    0.01%          0.08%          0.09%         0.09%          0.18%          0.04%         0.18%
Allowance for loan loss to
 total loans                           1.34%          1.35%          1.36%         1.36%          1.36%          1.34%         1.36%


CAPITAL & LIQUIDITY
Average equity to average
assets                                 7.61%          7.76%          7.66%         7.56%          7.63%          7.68%         7.71%
Tier 1 capital to
 risk-weighted assets                  9.49%          9.69%          9.54%         9.65%          9.28%          9.49%         9.28%
Total capital to
 risk-weighted assets                 10.85%         11.06%         11.07%        11.02%         11.05%         10.85%        11.05%
Loans to deposits + FHLB
  borrowings                          93.88%         94.52%         93.64%        94.19%         94.61%         93.88%        94.61%


END OF PERIOD BALANCES
Total portfolio loans           $ 1,653,035    $ 1,590,138    $ 1,547,879   $ 1,511,458    $ 1,469,493    $ 1,653,035   $ 1,469,493
Earning assets                    1,841,812      1,776,486      1,725,832     1,691,699      1,648,106      1,841,812     1,648,106
Total assets                      1,981,318      1,903,965      1,869,990     1,824,483      1,780,615      1,981,318     1,780,615
Deposits                          1,573,101      1,542,567      1,507,772     1,457,484      1,337,641      1,573,101     1,337,641
Total shareholders' equity          147,899        145,153        141,744       139,331        135,968        147,899       135,968


AVERAGE BALANCES
Total portfolio loans           $ 1,626,102    $ 1,563,277    $ 1,528,007   $ 1,496,063    $ 1,453,769    $ 1,594,863   $ 1,430,098
Earning assets                    1,815,807      1,743,952      1,710,742     1,704,660      1,630,478      1,780,078     1,599,701
Total assets                      1,949,399      1,876,713      1,843,737     1,833,571      1,755,857      1,913,257     1,726,487
Deposits                          1,556,712      1,517,460      1,445,437     1,433,795      1,330,684      1,537,194     1,340,405
Total shareholders' equity          148,252        145,639        141,311       138,556        134,019        146,953       133,035